Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

Date of Issuance: _____________

UPSTART HOLDINGS, INC.

PREFERRED STOCK PURCHASE WARRANT

Upstart Holdings, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that                  (together with any successor or permitted assignee or transferee of this warrant or any shares issued upon exercise hereof, the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined below), shares of the series of the Company’s preferred stock (the “Next Equity Securities”) that the Company issues and sells in its next private equity financing yielding cash proceeds to the Company of at least $2,000,000 (excluding the conversion of any then-outstanding convertible promissory notes or other convertible securities) (the “Next Equity Financing”), upon the terms and subject to the conditions applicable to the Next Equity Financing, the Company’s Certificate of Incorporation and Bylaws as may be amended or restated from time to time and other corporate governing documents, as determined by the Company and its investors in the Next Equity Financing in their sole discretion. In the event that the initial closing of the Next Equity Financing does not occur on or before December 31, 2014, this Preferred Stock Purchase Warrant (this “Warrant”) will become exercisable solely for shares of the Company’s Series A Preferred Stock (together with any other series of the Company’s preferred stock, “Preferred Stock”). Any such shares purchased pursuant to this Warrant shall have a purchase price per share of $0.01 per share (subject to adjustment as provided herein).

The shares purchasable upon exercise of this Warrant, and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1. Number of Shares of Warrant Stock Purchasable. The parties acknowledge that _____________ and the Company have entered into the Account Purchase and Sale Agreement dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Purchase Agreement”). For every $1,000,000 of Accounts purchased by the Trustee under the Loan Purchase Agreement on or prior to January 31, 2015, up to $10,000,000, the Registered Holder shall be entitled to purchase up to the number of shares of Warrant Stock equal to the quotient obtained by dividing (A) $100,000, by (B) the Applicable Price Per Share; provided, however, that in the event that the Company has not made at least $10,000,000 of Accounts available to the Trustee for purchase by January 31, 2015, or Beneficiary terminates the Loan Purchase Agreement due to an Event of Default (as defined in the Loan Purchase Agreement), then upon the earlier of January 31, 2015 or such date of termination, the Registered

Holder shall be entitled to purchase the maximum number of shares of Warrant Stock available under this Warrant. For purposes of this Warrant, “Applicable Price Per Share” means either (i) with respect to any Next Equity Securities purchasable under this Warrant, the price per share at which the majority of shares of Next Equity Securities issued in the Next Equity Financing are sold for cash, or (ii) with respect to any of the Company’s Series A Preferred Stock purchasable under this Warrant, $1.0635. Any fractional shares resulting from such calculation shall be treated in the manner set forth in Section 13 below.

2. Exercise.

(a) Manner of Exercise. Upon the earlier to occur of (i) the initial closing of the Next Equity Financing, or (ii) January 1, 2015, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company (or at such other office or agency as the Company may designate), accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise (unless such Registered Holder is exercising this Warrant pursuant to Section 2(c) below). The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the purchase/exercise form shall have been surrendered to the Company as provided in Section 2(a). At such time, the person or persons in whose name or names any notices of issuance for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) shall be deemed to have become the holder or holders of record of the Warrant Stock referred to in such notices of issuance.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided in Section 2(a), the Registered Holder may, from time to time elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate), together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A - B)

      A

Where	X =	The number of shares of Warrant Stock to be issued to the Registered Holder.

	Y =	The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

	A =	The fair market value of one share of Warrant Stock (at the date of such calculation).

	B =	The Purchase Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 2(c), the fair market value of Warrant Stock on the date of calculation shall mean, with respect to each share of Warrant Stock, the following:

(A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the product of (x) the initial “Price to Public” per share specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

(B) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or actively traded over-the-counter:

(1) if the Company’s Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing bid and asked prices or the closing price quoted on the securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the thirty (30) trading day period ending three days before the date of calculation; or

(2) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) for the thirty (30) trading day period ending three days before the date of calculation; or

(C) if neither (A) nor (B) is applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 7(b), in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d) Delivery to Holder. As promptly as reasonably practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) a notice of issuance for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Sections 2(a) or 2(c).

3. Adjustments.

(a) Redemption or Conversion of Preferred Stock. If all of the Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Purchase Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

(b) Stock Splits and Dividends. If the Company’s outstanding shares of the same class as the Warrant Stock shall be subdivided into a greater number of shares, or a dividend in the Company’s shares of the same class as the Warrant Stock shall be paid in respect of the Company’s shares of the same class as the Warrant Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately at the record date of such dividend be proportionately reduced. If the Company’s outstanding shares of the same class as the Warrant Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(c) Reclassification, Etc. In case there occurs any reclassification or change of the number and/or class of securities of the Company issuable upon exercise of this Warrant or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the shares of Warrant Stock to Common Stock pursuant to the terms of the Company’s Charter upon the closing of a registered public offering of the Company’s Common Stock. The Company shall promptly issue to the Registered Holder an amendment to this Warrant setting forth the number and kind of new securities or other property issuable upon exercise of this Warrant as a result of such reclassification or change that results in a change of the number and/or class of securities issuable upon exercise of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Section 3 including, without limitation, adjustments to the Purchase Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3(c) shall similarly apply to any successive reclassification, change or reorganizations.

(d) Notice of Adjustment. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly notify the Registered Holder in writing, setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment. Such notice should set forth in reasonable detail the method or calculation of the adjustments.

(e) Acknowledgement. In order to avoid doubt, it is acknowledged that the Registered Holder shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Warrant Stock which occurs prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

4. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that none of the Company’s securities (including this Warrant and the Warrant Stock) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise (or any securities issued by the Company upon conversion or exchange thereof) in the absence of (i) an effective registration statement under the Securities Act as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, in a form reasonably satisfactory to the Company, that such registration and qualification are not required. Each notice of issuance with respect to Warrant Stock issued upon the exercise of this Warrant (and any securities issued by the Company upon conversion or exchange thereof) shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 4(a) hereof and to the “Lockup” provisions in the Company’s Amended and Restated Investors’ Rights Agreement dated December 14, 2012 (as may be amended or restated from time to time, the “Investors’ Rights Agreement”), this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company (or such other office or agency as the Company may designate). On surrender of this Warrant (and a properly executed assignment form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer in the warrant register.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5. Registration Rights. The Common Stock into which the Warrant Stock is exercisable or convertible shall have the same “piggyback” and “S-3” registration rights as set forth the Investors’ Rights Agreement.

6. Termination and Automatic Conversion upon Expiration Date. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”):

(a) the seventh (7th) anniversary of the date of issuance first set forth above, or

(b) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, in connection with which all of the shares of the Company’s Preferred Stock are converted to Common Stock as set forth in the Company’s Certificate of Incorporation (as may be amended or restated from time to time, the “Charter”), or

(c) a “Liquidation Transaction” (as defined in the Charter).

The Company shall promptly deliver to the Registered Holders written notice of the occurrence of any such event. In the event that, upon the Expiration Date, the fair market value of one share of Warrant Stock (or other security issuable upon the exercise hereof) as determined in accordance with Section 2(c)(ii) above is greater than the Purchase Price in effect on such date, then unless otherwise elected by the Registered Holder in writing, this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2(c) above as to all shares of Warrant Stock (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Warrant Stock (or such other securities) issued upon such exercise to the Registered Holder.

7. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its outstanding stock of the same class as the Warrant Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right,

(b) of any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Acquisition (as defined below),

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

(d) of any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock of the Company, or

(e) the Company shall offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of the Company’s outstanding stock of the same class as the Warrant Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Notices shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice or, in the case of paragraph (e) above, the same notice period given to the holders of registration rights.

8. Covenants as to Warrant Stock and Reservation of Stock. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of this Warrant, and all securities issuable upon conversion of the Warrant Stock, will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof and all encumbrances except for any restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Treatment of Warrant Upon Acquisition of Company. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(a) Definition. As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Registered Holder in connection with the Acquisition were the Registered Holder to exercise this Warrant on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Acquisition, Registered Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Registered Holder in such Acquisition were the Registered Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

(b) Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), if applicable, this Warrant shall be automatically exercised pursuant to Section 6 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or, if automatic exercise is not applicable, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c) Other Acquisition. Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the shares issuable upon exercise of the unexercised portion of this Warrant as if such shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

10. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company (or such other office or agency as the Company may designate), the Company will, subject to the provisions of Section 3(e), issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. No Rights as Stockholder. Except as otherwise provided in this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company until the exercise of this Warrant.

13. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

15. Information Rights. The Registered Holder shall be afforded all information requested by it to exercise its rights hereunder and to comply with its recordkeeping and reporting obligations.

16. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Warrant, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Warrant and the specific provisions referenced from the Investors’ Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless in writing signed by the Company and the Registered Holder. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(e) Notices. Any notice, demand or request required or permitted to be given under this Warrant shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.

(g) Construction. This Warrant is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Warrant shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(i) Electronic Delivery; Signatures. The Company may, in its sole discretion, decide to deliver any documents related to this Warrant or any notices required by applicable law or the Charter or Bylaws, by email or any other electronic means. The Registered Holder hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Warrant as of the date first set forth above.

THE COMPANY:

UPSTART HOLDINGS, INC.

By:
Name: David Girouard
Title: Chief Executive Officer

Address:
***

ACCEPTED AND AGREED:

THE HOLDER:

By:

By:
(Signature)

Name:
Title:	Attorney in Fact

Address:

Email:

UPSTART HOLDINGS, INC.–WARRANT